Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Information

Introduction

On July 1, 2024 (the “Closing Date”), Six Flags Entertainment Corporation (formerly known as CopperSteel HoldCo, Inc.) completed the previously announced merger transaction contemplated by the Agreement and Plan of Merger, dated as of November 2, 2023 (the “Merger Agreement”), by and among CopperSteel HoldCo, Inc. (“CopperSteel”), Cedar Fair, L.P. (the “Partnership”, “Cedar Fair” or “Former Cedar Fair”), Six Flags Entertainment Corporation (“Former Six Flags”), and CopperSteel Merger Sub, LLC (“Copper Merger Sub”). Pursuant to the Merger Agreement, (i) Copper Merger Sub was merged with and into the Partnership (the “Cedar Fair First Merger”), with the Partnership continuing as the surviving entity (the “Cedar Fair Surviving Entity”) and a direct subsidiary of CopperSteel, (ii) the Cedar Fair Surviving Entity was subsequently merged with and into CopperSteel (the “Cedar Fair Second Merger” and together with the Cedar Fair First Merger, the “Cedar Fair Mergers”), with CopperSteel continuing as the surviving corporation, and (iii) Former Six Flags merged with and into CopperSteel (the “Six Flags Merger” and together with the Cedar Fair Mergers, the “Mergers”), with CopperSteel continuing as the surviving corporation. Upon the consummation of the Mergers, the separate legal existences of Copper Merger Sub, the Partnership and Former Six Flags ceased, and CopperSteel changed its name to “Six Flags Entertainment Corporation.” CopperSteel will be referred to as “the Company” or “Six Flags” in the unaudited pro forma condensed combined financial information hereafter.

The Company was formed by Former Six Flags on October 24, 2023, for the purpose of effecting the Mergers and prior to the Mergers was jointly owned by Former Six Flags and Former Cedar Fair. Prior to the effectiveness of the Mergers, the Company had not conducted any activities other than those incidental to its formation and the matters contemplated by the Merger Agreement in connection with the Mergers and had nominal assets and liabilities. The Company is the successor corporation to Former Six Flags and Former Cedar Fair. Following the closing of the Mergers (the “Closing”), the Company is headquartered in Charlotte, North Carolina, and its shares of common stock, par value $0.01 per share (the “Six Flags Common Stock”), are listed on the New York Stock Exchange under the ticker symbol “FUN.”

Upon completion of the Mergers, subject to certain exceptions, (i) each issued and outstanding unit of limited partnership interest in Former Cedar Fair (each a “Cedar Fair Unit” and collectively, the “Cedar Fair Units”) was converted into the right to receive one (1) share of Six Flags Common Stock, as adjusted pursuant to the Merger Agreement (the “Former Cedar Fair Exchange Ratio”), together with cash in lieu of fractional shares of Six Flags Common Stock, without interest and (ii) each issued and outstanding share of common stock, par value $0.025 per share, of Former Six Flags (the “Former Six Flags Common Stock”) was converted into the right to receive 0.5800 shares of Six Flags Common Stock, as adjusted pursuant to the Merger Agreement (the “Former Six Flags Exchange Ratio”), together with cash in lieu of fractional shares of Six Flags Common Stock, without interest.

Terms such as Six Flags Stock Options, Six Flags Restricted Shares, Six Flags RSU Awards, Six Flags Deferred Share Unit Awards, Six Flags PSU Awards, the CopperSteel Stock Options, the CopperSteel Restricted Shares, the CopperSteel RSU Awards, the CopperSteel PSU Awards, Cedar Fair Bonds, Cedar Fair Unit-Settled Deferred Units, Special Dividend and Consent Payment used within the following unaudited pro forma condensed combined financial information shall have the same meanings ascribed thereto as in the Company’s proxy statement/prospectus, which is part of the Company’s Registration Statement on Form S-4 (File No. 333-276255), initially filed by the Company on December 22, 2023 and declared effective by the Securities and Exchange Commission on January 31, 2024 (the “proxy statement/prospectus”). Any references to “Six Flags”, “Cedar Fair” or “CopperSteel” in the proxy statement/prospectus is now referenced within the below unaudited pro forma condensed combined financial information as “Former Six Flags”, “Former Cedar Fair”, and “Six Flags”, respectively.

On May 1, 2024, Former Cedar Fair, Canada’s Wonderland Company (“Canada’s Wonderland”), Millennium Operations LLC (“Millennium”), the other subsidiary borrowers party thereto, the guarantors party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent and collateral agent (the “Administrative Agent”), entered into a new credit agreement (the “2024 Credit Agreement”), which includes a $1 billion senior secured term loan facility and included a $300 million revolving credit facility. In connection and substantially concurrently with the closing of the Mergers, the Company succeeded to and assumed all of the obligations of Former Cedar Fair under the 2024 Credit Agreement, Six Flags Theme Park Inc. (“SFTP”) became a borrower under the 2024 Credit Agreement, and certain Former Six Flags subsidiaries guaranteed the obligations under the 2024 Credit Agreement. Substantially concurrently with the closing of the Mergers, Six Flags, SFTP, Canada’s Wonderland, Millennium, the other subsidiary guarantors party thereto, the lenders party thereto and the Administrative Agent, entered into the First Amendment and Incremental Assumption Agreement to the 2024 Credit Agreement (the “First Amendment” and together with the 2024 Credit Agreement, the “Credit Agreement”). The First Amendment increased the revolving credit facility capacity to $850 million and extended the maturity date to July 1, 2029, subject to a springing maturity date on the date that is 91 days prior to the final maturity of certain indebtedness in an aggregate outstanding principal amount greater than $200 million on such date. Upon closing of the Mergers, $330 million of borrowings under the Credit Agreement were utilized to: (a) repay $205 million and $88 million of principal amounts due under Former Six Flags and Former Cedar Fair revolving credit facilities, respectively, together with accrued interest thereon (b) pay debt issuance costs associated with the First Amendment, and (c) provide cash for general corporate purposes including settlement of transaction costs incurred in connection with the Mergers. Additionally, immediately prior to closing of the Mergers, Former Six Flags utilized cash on hand to settle $165 million of principal, together with accrued interest thereon, due on the 7.000% Senior Secured Notes due 2025 issued by SFTP (the “Six Flags 2025 Senior Notes”), which had a principal amount outstanding of $365 million at June 30, 2024.

The following unaudited pro forma condensed combined financial information has been prepared from the respective historical consolidated financial statements of Former Six Flags and Former Cedar Fair and has been adjusted to reflect (i) the completion of the Mergers, (ii) proceeds and uses of the Credit Agreement in connection with the Mergers, (iii) partial settlement of amounts due under the Six Flags 2025 Senior Notes immediately prior to the Mergers, and (iv) the conversion of Cedar Fair Units to Six Flags Common Stock and associated income tax effects, collectively (the “Transactions”). Additionally, the following unaudited pro forma condensed combined financial information has been adjusted to reflect proceeds and uses of the Credit Agreement to refinance existing borrowings under Former Cedar Fair’s revolving credit facility (the “Financing”). The Unaudited Pro Forma Condensed Combined Balance Sheet is presented as if the Transactions and the Financing had occurred on June 30, 2024, and the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2023 and for the six months ended June 30, 2024, are presented to give effect to the Transactions and the Financing as if they occurred on January 1, 2023.

The Mergers are accounted for as a business combination using the acquisition method of accounting, with Former Cedar Fair as the accounting acquirer. Former Cedar Fair was determined to be the accounting acquirer primarily based on the evaluation of the following facts and circumstances (i) Cedar Fair equity holders own a majority of the voting rights of the Company following consummation of the Mergers; following the completion of the Mergers, the persons who were unitholders and stockholders of Former Cedar Fair and Former Six Flags own approximately 51.2% and 48.8% of Six Flags Common Stock, respectively, on a fully diluted basis, (ii) Former Cedar Fair’s CEO and CFO lead the Company’s management team as CEO and CFO, while Former Six Flags’ CEO and CFO serve as Executive Chairman of the Company’s Board and Chief Integration Officer, respectively, (iii) the Company’s Board of Directors consists of twelve members, six of whom shall be designated by Former Cedar Fair and Former Six Flags and (iv) the Company is headquartered in Charlotte, North Carolina, which is consistent with the location of Former Cedar Fair executive leadership prior to the Mergers and does not represent a change in Former Cedar Fair’s operations or management. The pro forma condensed combined financial information has been prepared to reflect transaction accounting adjustments and financing adjustments to Former Cedar Fair’s historical financial information.

The pro forma Merger Consideration (as defined in Note 3) and purchase price allocation are preliminary and are based upon estimates of the fair market values of the assets and liabilities of Former Six Flags as of June 30, 2024, utilizing currently available information. Assumptions and estimates underlying the pro forma adjustments, preliminary Merger Consideration, and preliminary purchase price allocations are described in the accompanying notes, which should be read in conjunction with the pro forma condensed combined financial information.

As of the date of this filing, the necessary valuations to arrive at the required final estimates of the fair value and the related allocation of purchase price to acquired assets and liabilities have not been finalized, nor have all adjustments necessary to conform Six Flags accounting policies to those of Former Cedar Fair been identified. The value of Six Flags Common Stock distributed upon Closing has been determined based on the market price of Six Flags Common Stock on the Closing Date. The pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The final purchase price allocation and measurement of Merger Consideration may be materially different than that reflected herein.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what Six Flags’ financial condition or results of operations would have been had the Transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of Six Flags. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of this filing and are subject to change as additional information becomes available and analyses are performed. The assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2024

(In thousands)

	Cedar Fair, L.P. (Former Cedar Fair) (Historical)	Six Flags Entertainment Corporation (Former Six Flags) (Historical Adjusted)	Transaction Accounting Adjustments		Financing Adjustments		Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$52,858	$441,241	$(425,744)	C	$—	S	$68,355
Receivables	114,554	88,060	—		—		202,614
Inventories	61,480	48,134	—		—		109,614
Other current assets	42,501	83,667	(33,691)	O	—		84,321
			(8,156)	P

	271,393	661,102	(467,591)		—		464,904
Non current assets
Property and equipment, net	1,689,029	1,329,871	2,014,926	A	—		5,033,826
Goodwill	262,592	659,618	1,945,608	D	—		2,867,818
Other Intangibles, net	48,581	344,129	485,871	B	—		878,581
Right-of-Use Asset	75,175	141,598	11,128	G	—		227,901
Other Assets	1,060	25,414	72	O	—		26,546

	$2,347,830	$3,161,732	$3,990,014		$—		$9,499,576

Liabilities and owners’ equity (deficit)
Current liabilities
Current maturities of long-term debt	$10,000	$56,867	$(284)	I	$—		$66,583
Accounts payable	84,130	71,187	—		—		155,317
Deferred revenue	281,795	195,385	10,710	O	—		487,890
Accrued interest	28,501	36,425	(12,795)	Q	(305)	S	51,826
Accrued taxes	21,322	8,112	—		—		29,434
Accrued salaries, wages and benefits	35,081	19,215	—		—		54,296
Self-insurance reserves	28,039	64,767	9,195	O	—		102,001
Other accrued liabilities	51,001	191,682	(133,902)	R	—		112,254
			623	G	—
			2,850	O

	539,869	643,640	(123,603)		(305)		1,059,601
Deferred Tax Liability	65,382	171,117	632,920	F	—		620,150
			(249,269)	H	—
Lease Liability	66,871	167,335	2,563	G	—		236,769
Other Liabilities	8,996	23,236	—		—		32,232
Long-Term Debt	2,348,790	2,689,496	(139,593)	J	305	S	4,947,719
			48,721	I
Redeemable noncontrolling interests	—	544,234	1,451	K	—		545,685
Owners’ (deficit) equity
Cedar Fair Special L.P. interests	5,290	—	(5,290)	C	—		—
Cedar Fair General partner	(7)	—	7	L	—		—
Cedar Fair Limited partners	(702,046)	—	702,046	L	—		—
Former Six Flags Preferred stock, $1.00 par value	—	—	—		—		—
Former Six Flags Common stock, $0.025 par value	—	2,117	(2,117)	L	—		—
Six Flags Common stock, $0.01 par value	—	—	1,003	L	—		1,003
Capital in excess of par value	—	1,136,698	982,446	M	—		2,119,144
Accumulated deficit	—	(2,141,711)	2,064,299	N	—		(77,412)
Accumulated other comprehensive income (loss)	14,685	(74,430)	74,430	E	—		14,685

	(682,078)	(1,077,326)	3,816,824		—		2,057,420

	$2,347,830	$3,161,732	$3,990,014		$—		$9,499,576

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2023

(In thousands, except per unit and per share data)

	Cedar Fair, L.P. (Former Cedar Fair) (Historical)	Six Flags Entertainment Corporation (Former Six Flags) (Historical Adjusted)	Transaction Accounting Adjustments		Financing Adjustments		Pro Forma Combined
Net revenues:
Admissions	$894,728	$805,974	$—		$—		$1,700,702
Food, merchandise and games	613,969	420,776	—		—		1,034,745
Accommodations, extra-charge products and other	289,971	206,960	—		—		496,931

	1,798,668	1,433,710	—		—		3,232,378
Cost of food, merchandise, and games revenues	159,830	110,471	—		—		270,301
Operating expenses	860,154	688,213	2,469	II	—		1,550,836
Selling, general and administrative	296,458	190,354	35,696	CC	—		580,946
			39,728	DD	—
			18,710	GG	—
Depreciation and amortization	157,995	115,086	130,573	AA	—		402,768
			(886)	BB	—
Loss on impairment / retirement of fixed assets, net	18,067	39,349	—		—		57,416

	1,492,504	1,143,473	226,290		—		2,862,267

Operating income	306,164	290,237	(226,290)		—		370,111
Interest expense	141,770	161,071	5,151	HH	(1,235)	LL	306,757
Loss on early debt extinguishment	—	13,982	2,063	KK	—		16,045
Other (income) expense, net	(8,208)	6,393	—		—		(1,815)

Income (loss) before taxes	172,602	108,791	(233,504)		1,235		49,124
Provision for taxes	48,043	22,290	3,347	EE	312	MM	24,967
			(49,025)	FF	—

Net income (loss)	$124,559	$86,501	$(187,826)		$923		$24,157
Less: Net income allocated to Cedar Fair General Partner	1	—	(1)	JJ	—		—
Less: Net income attributable to Six Flags noncontrolling interests	—	47,501	—		—		47,501

Net income (loss) allocated/attributable to limited partners and controlling interests	$124,558	$39,000	$(187,825)		$923		$(23,344)

Basic income (loss) per limited partner unit / common share:
Weighted average limited partner units / common shares outstanding	50,938	83,410	—		—		100,367
Net income (loss) per limited partner unit / common share	$2.45	$0.47	—		—		$(0.23)
Diluted income (loss) per limited partner unit / common share:			—		—
Weighted average limited partner units / common shares outstanding	51,508	83,935	—		—		100,367
Net income (loss) per limited partner unit / common share	$2.42	$0.46	—		—		$(0.23)

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2024

(In thousands, except per unit and per share data)

	Cedar Fair, L.P. (Former Cedar Fair) (Historical)	Six Flags Entertainment Corporation (Former Six Flags) (Historical Adjusted)	Transaction Accounting Adjustments		Financing Adjustments		Pro Forma Combined
Net revenues:
Admissions	$312,556	$326,881	$—		$—		$639,437
Food, merchandise and games	248,882	178,819	—		—		427,701
Accommodations, extra-charge products and other	111,793	70,345	—		—		182,138

	673,231	576,045	—		—		1,249,276
Costs and expenses:
Cost of food, merchandise, and games revenues	64,869	45,700	—		—		110,569
Operating expenses	383,003	315,418	1,503	II	—		699,924
Selling, general and administrative	154,382	91,464	6,224	CC	—		252,070
			—		—
			—		—
Depreciation and amortization	67,327	58,121	64,769	AA	—		189,586
			(631)	BB	—
Loss on impairment / retirement of fixed assets, net	6,735	7,840	—		—		14,575

	676,316	518,543	71,865		—		1,266,724

Operating (loss) income	(3,085)	57,502	(71,865)		—		(17,448)
Interest expense	74,736	86,133	935	HH	(1,564)	LL	160,240
Loss on early debt extinguishment	5,911	2,736	—		—		8,647
Other (income) expense, net	6,388	1,134	—		—		7,522

Loss before taxes	(90,120)	(32,501)	(72,800)		1,564		(193,857)
Provision for taxes	(12,206)	(8,402)	3,912	EE	395	MM	(32,214)
			(15,913)	FF

Net loss	$(77,914)	$(24,099)	$(60,799)		$1,169		$(161,643)
Less: Net loss allocated to Cedar Fair General Partner	(1)	—	1	JJ	—		—
Less: Net income attributable to Six Flags noncontrolling interests	—	24,499	—		—		24,499

Net loss allocated/attributable to limited partners and controlling interests	$(77,913)	$(48,598)	$(60,800)		$1,169		$(186,142)

Basic loss per limited partner unit / common share:
Weighted average limited partner units / common shares outstanding	50,717	84,229	—		—		100,738
Net loss per limited partner unit / common share	$(1.54)	$(0.58)	$—		$—		$(1.85)
Diluted loss per limited partner unit / common share:			—		—
Weighted average limited partner units / common shares outstanding	50,717	84,229	—		—		100,738
Net loss per limited partner unit / common share	$(1.54)	$(0.58)	$—		$—		$(1.85)

Notes To Unaudited Pro Forma Condensed Combined Financial Information

Note 1. Basis of Presentation

The pro forma combined financial statements were prepared utilizing the historical financial information of Former Cedar Fair and Former Six Flags in accordance with Article 11 of the SEC Regulation S-X, and they incorporate the acquisition method of accounting in accordance with GAAP. Certain transaction accounting adjustments and financing adjustments have been computed in order to show the effects of the Mergers and the Financing on the unaudited condensed combined historical financial information of Former Cedar Fair and Former Six Flags. These adjustments are preliminary and based upon the estimated fair value of Merger Consideration and management’s estimates of fair value of the assets acquired and liabilities assumed.

The unaudited pro forma condensed combined financial information is presented as follows:

•

The unaudited pro forma condensed combined balance sheet as of June 30, 2024, was prepared based on (i) the historical unaudited consolidated balance sheet of Former Cedar Fair as of June 30, 2024 and (ii) the historical unaudited consolidated balance sheet of Former Six Flags as of June 30, 2024.

•

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 was prepared based on (i) the historical audited consolidated statement of operations of Former Cedar Fair for the year ended December 31, 2023 and (ii) the historical audited consolidated statement of operations of Former Six Flags for the year ended December 31, 2023.

•

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2024 was prepared based on (i) the historical unaudited consolidated statement of operations of Former Cedar Fair for the six months ended June 30, 2024 and (ii) the historical unaudited consolidated statement of operations of Former Six Flags for the six months ended June 30, 2024.

Following the Closing, the Company adopted Former Cedar Fair’s fiscal calendar. Accordingly, the Unaudited Pro Forma Condensed Combined Balance Sheet is presented as if the Transactions and the Financing had occurred on June 30, 2024, and the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2023, and the six months ended June 30, 2024, give effect to the Transactions and the Financing as if they occurred on January 1, 2023.

The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may result from the Mergers and integration costs that may be incurred. The pro forma adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that management believes are reasonable under the circumstances. There are no material transactions between Former Cedar Fair and Former Six Flags during the periods presented.

Note 2. Accounting policies and reclassification adjustment

The accounting policies of the Company will be those of the accounting acquirer, Former Cedar Fair. Since the consummation of the Mergers, the Company’s management has undertaken a comprehensive review of the two entities’ accounting policies. The unaudited pro forma condensed combined financial information gives effect to accounting policy adjustments, and re-classifications that have been identified by management as of the date of the filing. As of the date of this filing, adjustments necessary to conform Former Six Flags accounting policies to those of Former Cedar Fair are preliminary. Based on Management’s preliminary analysis, with the exception of certain reclassification adjustments discussed below, and certain revenue recognition policies which result in an increase in deferred revenue and decrease in other current assets as a result of derecognition of maintenance parts inventory as of the Closing Date (as reflected in adjustment O below), the Company’s management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2024

(in thousands)

Cedar Fair, L.P. (Former Cedar Fair)	Six Flags Entertainment Corporation (Former Six Flags)	Six Flags Entertainment Corporation (Former Six Flags) Historical	Reclassification Adjustments	Notes	Six Flags Entertainment Corporation (Former Six Flags) (Historical Adjusted)
Assets:
Inventories	Inventories	41,380	6,754	(h)	48,134
Other current assets	Prepaid expense and other current asset	90,421	(6,754)	(h)	83,667
Other Assets	Other assets, net	30,514	(5,100)	(a)	25,414
Liabilities and owners’ equity (deficit)
Current maturities of long-term debt	Short-term borrowings	205,000	(205,000)	(b)	—
Accounts payable	Accounts payable	61,545	20,619	(c)	71,187
			(10,977)	(g)
Deferred revenue	Deferred revenue	191,365	4,020	(d)	195,385
Accrued taxes		—	8,112	(e)	8,112
Accrued salaries, wages and benefits	Accrued compensation, payroll taxes and benefits	22,824	(3,609)	(c)	19,215
Other accrued liabilities	Other accrued liabilities	199,078	(17,010)	(c)	191,682
			(8,112)	(e)
			(4,020)	(d)
			10,769	(f)
			10,977	(g)
	Short-term lease liabilities	10,769	(10,769)	(f)	—
Long-Term Debt	Long-term debt	2,489,596	(5,100)	(a)	2,689,496
			205,000	(b)

(a)	Reflects the reclassification from Other assets, net to Long-term debt to conform with the presentation of Former Cedar Fair’s financial statements.
(b)	Reflects the reclassification from Short-term borrowings to Long-term debt to conform with the presentation of Former Cedar Fair’s financial statements.
(c)

Reflects the reclassification from Accrued compensation, payroll taxes and benefits and Other accrued liabilities to Accounts payable to conform with the presentation of Former Cedar Fair’s financial statements.

(d)	Reflects the reclassification from Other accrued liabilities to Deferred revenue to conform with the presentation of Former Cedar Fair’s financial statements.
(e)	Reflects the reclassification from Other accrued liabilities to Accrued income taxes to conform with the presentation of Former Cedar Fair’s financial statements.
(f)	Reflects the reclassification from Short-term lease liabilities to Other accrued liabilities to conform with the presentation of Former Cedar Fair’s financial statements.
(g)	Reflects the reclassification from Accounts payable to Other accrued liabilities to conform with the presentation of Former Cedar Fair’s financial statements.
(h)	Reflects the reclassification from Prepaid expense and Other current asset to Inventories to conform with the presentation of Former Cedar Fair’s financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2023

(in thousands)

Cedar Fair, L.P. (Former Cedar Fair)	Six Flags Entertainment Corporation (Former Six Flags)	Six Flags Entertainment Corporation (Former Six Flags) Historical	Reclassification Adjustments	Notes	Six Flags Entertainment Corporation (Former Six Flags) (Historical Adjusted)
Admissions	Park admissions	743,657	52,195	(i), (k)	805,974
			(34,879)	(i)
			45,000	(i)
Food, merchandise and games	Park food, merchandise and other	614,036	(148,260)	(i), (k)	420,776
			(45,000)	(i)
Accommodations, extra-charge products and other	Sponsorship, international agreements and accommodations	68,210	103,871	(i), (k)	206,960
			34,879	(i)
Cost of food, merchandise, and games revenues	Cost of products sold	110,397	74	(j)	110,471
Operating expenses	Operating expenses	622,952	100,708	(k)	688,213
			(35,447)	(j)
Selling, general and administrative	Selling, general and administrative expenses	247,883	(92,976)	(j)	190,354
			35,447	(j)
Loss on impairment / retirement of fixed assets, net			39,349	(l)	39,349
	Loss on impairment of park assets	22,956	(22,956)	(l)
	Loss on disposal of assets	16,393	(16,393)	(l)
Interest expense	Interest expense, net	158,256	2,815	(m)	161,071
Other income	Other (income) expense, net	9,208	(2,815)	(m)	6,393

(i)	Reflects reclassification between revenue line items to conform with the presentation of Former Cedar Fair’s financial statements.
(j)	Reflects reclassification between line items within operating income to conform with the presentation of Former Cedar Fair’s financial statements.
(k)	Reflects reclassification between operating expenses and revenue line items to conform with the presentation of Former Cedar Fair’s financial statements.
(l)	Reflects reclassification of activity related to asset impairments and disposals to conform with the presentation of Former Cedar Fair’s financial statements.
(m)	Reflects reclassification of activity within non-operating expenses to conform with the presentation of Former Cedar Fair’s financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the six months ended June 30, 2024

(in thousands, except per share amounts)

Cedar Fair, L.P. (Former Cedar Fair)	Six Flags Entertainment Corporation (Former Six Flags)	Six Flags Entertainment Corporation (Former Six Flags) Historical	Reclassification Adjustments	Notes	Six Flags Entertainment Corporation (Former Six Flags) (Historical Adjusted)
Admissions	Park admissions	299,031	23,671	(n), (p)	326,881
			(13,821)	(n)
			18,000	(n)
Food, merchandise and games	Park food, merchandise and other	249,677	(52,858)	(n), (p)	178,819
			(18,000)	(n)
Accommodations, extra-charge products and other	Sponsorship, international agreements and accommodations	23,076	33,448	(n), (p)	70,345
			13,821	(n)
Cost of food, merchandise, and games revenues	Cost of products sold	45,632	68	(o)	45,700
Operating expenses	Operating expenses	299,785	30,075	(p)	315,418
			(14,442)	(o)
Selling, general and administrative	Selling, general and administrative expenses	102,903	(25,880)	(o)	91,464
			14,442	(o)
Loss on impairment / retirement of fixed assets, net			7,840	(q)	7,840
	Loss on disposal of assets	7,840	(7,840)	(q)	—
Interest expense	Interest expense, net	82,593	3,540	(r)	86,133
Other income	Other (income) expense, net	4,674	(3,540)	(r)	1,134

(n)	Reflects reclassification between revenue line items to conform with the presentation of Former Cedar Fair’s financial statements.
(o)	Reflects reclassification between line items within operating income to conform with the presentation of Former Cedar Fair’s financial statements.
(p)	Reflects reclassification between operating expenses and revenue line items to conform with the presentation of Former Cedar Fair’s financial statements.
(q)	Reflects reclassification of activity related to asset impairments and disposals to conform with the presentation of Former Cedar Fair’s financial statements.
(r)	Reflects reclassification of activity within non-operating expenses to conform with the presentation of Former Cedar Fair’s financial statements.

Note 3. Preliminary Purchase Price Allocation

The Mergers have been accounted for as a business combination under Accounting Standards Codification (“ASC”) 805, Business Combinations, using the acquisition method of accounting, and Cedar Former Fair has been determined to be the accounting acquirer. The allocation of the preliminary estimated purchase price with respect to the Mergers is based upon Former Six Flags’ and Former Cedar Fair’s management’s estimates and assumptions related to the fair value of assets acquired and liabilities assumed as of June 30, 2024, using currently available information. The estimated fair value of Merger Consideration transferred is based on the closing Six Flags Common Stock price per share as of July 1, 2024, Former Six Flags shares outstanding as of July 1, 2024, and the Former Six Flags Exchange Ratio.

Adjustments to the estimated amounts or recognition of additional assets acquired or liabilities assumed may occur as additional information is obtained and as more detailed analyses are completed, and the purchase price allocation will be finalized as soon as reasonably practicable. As the pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation may be materially different from the pro forma amounts included herein.

The preliminary purchase price allocation is subject to change due to several factors, including, but not limited to:

•	Changes in the estimated fair value of the identifiable assets acquired and liabilities assumed as of the Closing Date, which could result from discount rates, cost assumptions and other factors; and

•	Changes in the estimated fair value of Former Six Flags equity awards exchanged for equity awards of the Company on the Closing Date.

Refer to the following table for the computation of the preliminary estimated fair value of Merger Consideration transferred:

(in thousands, except per share data)
Shares of Former Six Flags Common Stock converted(1)	83,766
Former Six Flags Exchange Ratio	0.58

Shares of Six Flags Common Stock issued	48,584
Six Flags Common Stock price per share (2)	$52.11

Equity portion of Merger Consideration	$2,531,714
Add: Fair value of Former Six Flags Equity Awards allocated to pre-combination period (3)	20,323
Add: Transaction costs paid by Six Flags on behalf of Former Six Flags (4)	80,552
Add: Former Six Flags Revolving Credit Facility repaid upon Merger close	205,169
Add: Payment of outstanding Pre-Merger Special Dividend per Merger Agreement	128,161

Fair value of Merger Consideration transferred	$2,965,919
Fair value of redeemable noncontrolling interests(5)	545,686

Fair value of Merger Consideration transferred plus redeemable noncontrolling interest	$3,511,605

(1)	Former Six Flags Common Stock outstanding as of July 1, 2024, converted to Six Flags Common Stock based upon the Former Six Flags Exchange Ratio.
(2)	Six Flags Common Stock price per share as of July 1, 2024.
(3)

Certain Former Six Flags Equity Awards were exchanged for Six Flags’ Equity Awards in connection with the Mergers; this adjustment reflects the estimated Closing Date fair value of the Former Six Flags Equity Awards for which associated service has been allocated to the pre-combination period. Estimated fair value is based upon the trading price of Former Six Flags Common Stock as of July 1, 2024, less the Pre-Merger Special Dividend (“Special Dividend”) per share, as these Former Six Flags Equity Awards were not eligible for the Special Dividend.

(4)	Transaction costs incurred by Former Six Flags but paid by Six Flags at the Closing Date.
(5)	The fair value of Former Six Flags redeemable non-controlling interests as of the Closing Date.

The following table summarizes the preliminary purchase price allocation of the assets acquired and liabilities assumed in the Mergers:

(in thousands)	Preliminary Purchase Price Allocation
Cash and cash equivalents	$263,466
Receivables	88,060
Inventories	48,134
Other current assets	49,976
Property and equipment	3,344,797
Other intangibles	830,000
Right-of-use asset	152,726
Other assets	25,486

Total assets acquired	4,802,645
Accounts payable	71,187
Accrued taxes	8,112
Accrued salaries, wages and benefits	19,215
Self-insurance reserves	73,962
Accrued interest	23,630
Other accrued liabilities	66,994
Current portion of long-term debt	56,583
Deferred revenue	206,095
Long-term debt	2,373,316
Lease liabilities	169,898
Other liabilities	23,236
Deferred tax liabilities	804,038

Total liabilities assumed	3,896,266
Total net assets to be acquired	906,379
Goodwill	2,605,226

Fair value of Merger Consideration transferred plus redeemable noncontrolling interest	$3,511,605

Note 4. Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet.

The pro forma adjustments included in the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2024 are as follows:

(A)

Represents adjustment to record the preliminary estimated fair value adjustment to property and equipment acquired in the Mergers. The general categories of the acquired property and equipment are expected to be the following:

(in thousands)	Estimated Useful Life (in years)	Preliminary Estimated Fair Value
Land	Indefinite	$519,750
Land improvements	8	481,717
Buildings and improvements	10-27	612,582
Structures and equipment	2-11	1,563,648
Construction in progress	n.a.	167,100

Total fair value of Former Six Flags’ tangible assets		3,344,797
Less: Former Six Flags historical tangible assets		1,329,871

Pro forma adjustment		$2,014,926

The fair value estimate has been determined using a combination of a cost and market approach. Significant factors considered in the cost approach include replacement cost, reproduction cost, depreciation, physical deterioration, functional obsolescence and economic obsolescence of the assets. The market approach estimates fair value by utilizing market data for similar assets. This fair value estimate could include assets that are not intended to be used, may be sold, or are intended to be used in a manner other than their best use. The final determination of fair value of property and equipment, as well as estimated useful lives, remains subject to change. The finalization may have a material impact on the valuation of property and equipment and the purchase price allocation, which is expected to be finalized as soon as practicable.

(B)

Represents adjustments to record the preliminary estimated fair value of intangibles acquired in the Mergers. The general categories of the acquired identified intangible assets are expected to be the following:

(in thousands)	Estimated Useful Life (in years)	Preliminary Estimated Fair Value
Tradename	Indefinite	$830,000
Less: Former Six Flags historical intangible assets		344,129

Pro forma adjustment		$485,871

The fair value estimate for all identifiable intangible assets is preliminary and is based on assumptions that market participants would use in pricing an asset, based on the most advantageous market for the asset (i.e., its highest and best use). This preliminary fair value estimate could include assets that are not intended to be used, may be sold, or are intended to be used in a manner other than their best use. The final determination of fair value of intangible assets, as well as estimated useful lives, remains subject to change. The finalization may have a material impact on the valuation of intangible assets and the purchase price allocation, which is expected to be finalized as soon as practicable.

(C)	Cash and cash equivalents have been adjusted for the following:

(in thousands)
Proceeds from new revolving credit facility (net of fees paid)	$227,688
Payment of Special Dividend to shareholders of Former Six Flags	(128,161)
Consent Payments to Former Cedar Fair bond-holders and related third-party fees(i)	(5,199)
Payment for settlement or redemption of Cedar Fair Special LP Interest (ii)	(5,290)
Structuring fee paid on terminated credit facility (iii)	(5,750)
Transaction cost paid by Former Cedar Fair on behalf of Former Six Flags (iv)	(80,552)
Former Six Flags Debt repaid upon Mergers close (v)	(205,169)
Cash paid for Former Cedar Fair transaction costs (vi)	(45,536)
Settlement of existing debt under Former Six Flags 2025 Notes (vii)	(177,775)

Pro forma adjustment	$(425,744)

(i)

Reflects costs associated with the Consent Payment to Former Cedar Fair bond-holders and third-party service providers related to modification of the Former Cedar Fair Bonds in connection with the Mergers.

(ii)

Reflects the payment for settlement or redemption of the Former Cedar Fair Special LP Interests. Following such payment to Cedar Fair Special LP Interest holders, the related capital accounts were automatically cancelled and retired. The issued and outstanding Cedar Fair Special LP Interests immediately prior to the time at which the Cedar Fair First Merger becomes effective were converted into the right to receive $5.29 million in the aggregate, and thereafter were automatically cancelled and retired and shall cease to exist.

(iii)	Reflects structuring fee paid in connection with terminated commitment for 364-day term loan facility.
(iv)	Reflects transaction costs paid by Former Cedar Fair on behalf of Former Six Flags at the Closing Date, included in the fair value of consideration transferred.
(v)

Reflects the repayment and settlement of the outstanding balance, interest and fees related to the Former Six Flags Revolving Facility on the Closing Date, included in the fair value of consideration transferred.

(vi)

Reflects transaction costs to be paid by Former Cedar Fair subsequent to the balance sheet date; of this amount $5.8 million was included within other accrued liabilities as of June 30, 2024. Refer to (DD) to the Unaudited Pro Forma Condensed Combined Statement of Operations below.

(vii)

Reflects the partial repayment of the principal outstanding, including proportionate amount of accrued interest related to Former Six Flags 2025 Senior Notes as of July 1, 2024. Amount was paid by Former Six Flags utilizing cash on hand prior to closing of the Mergers and includes $12.8 million of Accrued interest. Refer to adjustments (J), (M), and (Q) below.

(D)

Represents the excess of the fair value of consideration transferred over the preliminary fair value of acquired net tangible and identifiable intangible assets net of assumed liabilities and is estimated to be $2.6 billion, which is an increase of $1.9 billion over Former Six Flags’ book value of goodwill prior to the Mergers. The estimated goodwill to be recognized is attributable to operational and general and administrative cost synergies, expanded market opportunities and other benefits that management believes result from combining Former Cedar Fair operations with the operations of Former Six Flags. Acquired goodwill will not be income tax deductible.

(E)	Represents the elimination of historical accumulated other comprehensive loss of Former Six Flags in connection with the Mergers.

(F)	Represents the adjustment to deferred tax liabilities of $632.9 million as a result of the pro forma adjustments for assets acquired and liabilities assumed.

These estimates are preliminary as adjustments to our deferred taxes could change due to further refinement of our statutory income tax rates used to measure our deferred taxes and changes in the estimates of the fair values of assets acquired and liabilities assumed that may occur in conjunction with finalizing purchase accounting. These changes in estimates could be material.

(G)

Reflects adjustment to remeasure acquired lease liabilities and ROU assets in accordance with ASC 842, Leases. Adjustment to the ROU asset is net of the effect of acquired unfavourable lease arrangements of $25.4 million.

(H)

Cedar Fair, L.P. was historically treated as a publicly traded partnership for U.S. federal and state income tax purposes. Following the Cedar Fair Mergers, Six Flags will be subject to U.S. federal income taxes in addition to state and local income taxes. As a result, the unaudited pro forma condensed combined financial information reflects an adjustment to deferred tax liabilities to account for the income tax effects. The adjustment of $255.7 million has been preliminarily allocated to equity as management determined that it primarily represents a transaction among stockholders and is partially offset by a $6.4 million adjustment to accumulated deficit related to stock-based compensation. The allocation of this adjustment is not final and is subject to change from the unaudited pro forma condensed combined financial statements presented herein and could result in a material change in provision for taxes.

These estimates are preliminary as adjustments to our deferred taxes could change due to further refinement of our statutory income tax rates used to measure our deferred taxes and changes in the estimates of the fair values of assets acquired and liabilities assumed that may occur in conjunction with finalizing purchase accounting. These changes in estimates could be material.

(I)	Reflects preliminary fair value adjustment to the carrying value of debt assumed in connection with the Mergers.

(J)	Reflects the preliminary adjustment to long-term debt in connection with the following:

(in thousands)
Proceeds from amended revolving credit facility (net of fees paid) (i)	$227,688
Settlement of existing debt of Former Six Flags Revolving Credit Facility	(205,000)
Partial Settlement of existing debt of Former Six Flags 2025 Senior Notes (iii)	(164,245)
Write off of unamortized cost on Former Six Flags Revolving Credit Facility	5,100
Consent Payment to Former Cedar Fair bond-holders (ii)	(3,136)

Pro forma adjustment	$(139,593)

(i)	Represents borrowings under the amended revolving credit facility as of the Closing Date, net of debt issuance costs of $14.0 million.
(ii)

Reflects recognition of deferred debt issuance cost associated with the Consent Payment to Former Cedar Fair bondholders related to modification of the Former Cedar Fair Bonds in connection with the Mergers.

(iii)	Carrying value of Former Six Flags 2025 Senior Notes is net of $755 thousand of deferred debt issuance costs; refer to adjustment (M) below.

(K)

Estimated fair value of redeemable noncontrolling interests of Former Six Flags to be recognized in connection with the Mergers is higher than the carrying value by $1.5 million as of July 1, 2024. The estimated fair value is subject to change.

(L)	Represents the adjustments with an impact to Six Flags Common Stock, as follows:

See also corresponding tick mark explanations.

(in thousands)
Elimination of Former Six Flags Common Stock	$(2,117)
Issuance of 48.6 million shares of Six Flags Common Stock at 0.01 par value (i)	486
Conversion of Former Cedar Fair Units to Six Flags Common Stock (ii)	513
Reclassify Former Cedar Fair Deferred Units to equity upon conversion to Six Flags Common Stock at Mergers close	1
Accelerated vesting of certain portion of Former Six Flags’ PSU and RSU Awards into Six Flags Common Stock in connection with the Mergers (iii)	2
Former Six Flags Restricted Shares and Restricted Stock Awards issued in connection with the Mergers (iv)	1

Pro forma adjustment	$(1,114)

(i)

the issuance of 48.6 million shares of Six Flags Common Stock, in exchange for Former Six Flags’ Common Stock issued and outstanding, as per the Former Six Flags Exchange Ratio stipulated in the Merger Agreement. The excess fair value over the par value is reflected within Capital in excess of par value.

(ii)

Reflects the conversion of Cedar Fair Units and Cedar Fair Unit-Settled Deferred Units to Six Flags’ Common Stock at the time at which the Cedar Fair First Merger became effective per the Cedar Fair Exchange Ratio stipulated in the Merger Agreement, and the subsequent automatic cancellation and retirement of Cedar Fair Units and Cedar Fair general partnership interests with historical carrying values of $702 million and $7 thousand respectively, at the time at which the Cedar Fair Second Merger became effective.

(iii)

Reflects certain Former Six Flags PSU Awards and Former Six Flags RSU Awards previously granted to the Former Six Flags CEO and CFO which were converted into fully vested shares of Six Flags Common Stock based on the Former Six Flags Exchange Ratio as stipulated in the Merger Agreement. These Former Six Flags PSU Awards and Former Six Flags RSU Awards were converted into Former Six Flags Restricted Shares prior to July 1, 2024.

(iv)	Reflects the issuance of Former Six Flags Restricted Shares and Restricted Stock Awards to the Former Six Flags CEO and certain other Former Six Flags employees in connection with the Mergers.

(M)	Represents the adjustments with an impact to capital in excess of par value, as follows:

See also corresponding tick mark explanations.

(in thousands)
Adjustment for excess of fair value over the par value in respect of Six Flags Common Stock issued to Former Six Flags in connection with the Mergers (L) (Note 3)	$2,531,229
Conversion of pre-combination Former Cedar Fair historical equity to Six Flags (L)	(702,566)
Accelerated vesting of certain Former Six Flags PSU Awards, RSU Awards and Deferred Share Unit Awards into Six Flags Common Stock in connection with the Mergers (L)	11,711
Former Six Flags Restricted Shares and Restricted Stock Awards issued in connection with the Mergers (i)	3,047
Elimination of pre-combination Former Six Flags historical capital in excess of par value	(1,136,698)

Fair value of the equity awards issued by Six Flags to Former Six Flags employees attributable to pre-combination service (ii)	20,323
Net share settlement of equity awards issued by Six Flags to certain Former Six Flags employees (iii) (P)	(8,156)
Derecognition of deferred debt issuance costs associated with borrowings extinguished by Former Six Flags under the Former Six Flags 2025 Senior Notes immediately prior to closing of the Mergers	(755)
Cumulative compensation adjustment for PSU Awards issued to certain employees of Former Cedar Fair in connection with the Mergers	5,153
Reclassify Former Cedar Fair Deferred Units to equity upon conversion to Six Flags Common Stock at Mergers close	3,507
Tax adjustments related to the Cedar Fair Mergers (H)	255,651

Pro forma adjustment	$982,446

(i)	Reflects the issuance of Former Six Flags Restricted Shares to the Former Six Flags CEO and certain other Former Six Flags employees in connection with the Mergers.
(ii)	Reflects fair value of the equity awards issued by Six Flags to Former Six Flags employees attributable to pre-combination service, included in the fair value of the Merger Consideration transferred.
(iii)

Reflects derecognition of prepaid income taxes associated with net share settlement for certain equity awards issued to Former Six Flags CEO, CFO and certain other Former Six Flags employees in connection with the Mergers. Related income taxes were remitted by Former Six Flags prior to closing of the Mergers and were reflected within Other current assets on the Former Six Flags unaudited consolidated balance sheet as of June 30, 2024.

(N)	Represents the adjustments with an impact to accumulated deficit, as follows:

See also corresponding tick mark explanations.

(in thousands)
Transaction costs of Former Cedar Fair (C) (ii)	$(39,728)
Elimination of pre-combination Former Six Flags historical accumulated deficit	2,141,711
Accelerated vesting of certain Former Six Flags PSU Awards and Former Six Flags RSU Awards into Six Flags Common Stock in connection with the Mergers (L)	(11,714)
Recognition of structuring fee for terminated 364-day term loan facility	(5,750)
Accrual of cash transaction bonus (R)	(3,575)
Restricted Shares and Restricted Stock Awards issued to Former Six Flags employees in connection with the Mergers (i)	(3,047)
Cumulative compensation adjustment for PSU Awards issued to certain employees of Former Cedar Fair in connection with the Mergers	(5,153)
Tax adjustment related to the Cedar Fair Mergers (H)	(6,382)
Consent Payments to Former Cedar Fair bond-holders and third-party debt modification fees	(2,063)

Pro forma adjustment	$2,064,299

(i)	Reflects the issuance of Former Six Flags Restricted Shares to the Former Six Flags CEO and certain other Former Six Flags employees in connection with the Mergers.
(ii)

Represents the portion of Cedar Fair’s $45.5 million in total estimated transaction costs in excess of $5.8 million recorded within other accrued liabilities on the Unaudited Pro Forma Condensed Combined Balance Sheet.

(O)

Reflects adjustment to increase Former Six Flags Deferred revenue by $10.7 million and decrease Former Six Flags Other current assets by $32.9 million as of June 30, 2024, in order to conform to Former Cedar Fair’s accounting policies, and additionally, reflects fair value adjustments to certain other assets and liabilities, recognized in connection with preliminary purchase accounting.

(P)

Reflects derecognition of prepaid income taxes associated with net share settlement for certain equity awards issued to Former Six Flags CEO, CFO and certain other Former Six Flags employees in connection with the Mergers. Related income taxes were remitted by Former Six Flags prior to closing of the Mergers and were reflected within Other current assets on the Former Six Flags unaudited consolidated balance sheet as of June 30, 2024.

(Q)	Reflects settlement of accrued interest on Former Six Flags 2025 Senior Notes by Former Six Flags utilizing cash on hand prior to closing of the Mergers.

(R)	Reflects adjustments related to Other accrued liabilities as follows,

(in thousands)
Payment of Special Dividend to shareholders of Former Six Flags (C)	$(128,161)
Accrual for transaction bonuses incurred and payable upon close of the Mergers (GG)	3,575
Payment of accrued transaction costs in connection with the Mergers (C)(vi)	(5,808)
Reclassify Former Cedar Fair Deferred Units to equity upon conversion to Six Flags Common Stock at Mergers close	(3,508)

Pro forma adjustment	$(133,902)

Note 5. Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma adjustments included in the Unaudited Pro Forma Condensed Combined Statement of Operations are as follows, based on the preliminary estimated fair value of identified intangible assets:

(AA)

The adjustment reflects a net increase in depreciation expense related to step-up in value of property and equipment acquired. Depreciation adjustments have been computed applying a straight-line method as follows:

(in thousands)	Estimated Useful Life (in years)	Preliminary Estimated Fair Value	Depreciation for the Year Ended December 31, 2023	Depreciation for the Six Months Ended June 30, 2024
Land	Indefinite	$519,750	$—	$—
Land Improvements	8	481,717	62,561	31,280
Buildings and improvements	10-27	612,582	22,891	11,446
Structures and Equipment	2-11	1,563,648	159,322	79,533
Construction in progress	n.a.	167,100	—	—

Total		3,344,797	244,773	122,259
Less: Historical depreciation expense			114,200	57,490

Pro forma adjustment for incremental depreciation expense			$130,573	$64,769

(BB)

Represents the pro forma adjustment to record incremental amortization expense of $0.9 million and $0.6 million for the year ended December 31, 2023, and six months ended June 30, 2024, respectively, based on the preliminary estimated fair value of identified intangible assets.

(in thousands)	Estimated Useful Life (in years)	Preliminary Estimated Fair Value	Amortization for the Year Ended December 31, 2023	Amortization for the Six Months Ended June 30, 2024
Tradename	Indefinite	$830,000	$—	$—

Total		830,000	—	—
Less: Historical amortization expense			886	631

Pro forma adjustment to incremental amortization expense			$(886)	$(631)

(CC)

Reflects the Former Six Flags Stock Options, Former Six Flags Restricted Shares, Former Six Flags RSU Awards, and Former Six Flags PSU Awards outstanding immediately prior to the Closing which were converted into an award of Six Flags Stock Options, Six Flags Restricted Shares, Six Flags RSU Awards and Six Flags PSU Awards, respectively. The adjustment reflects the fair value of the portion of share-based payment awards that were issued by Six Flags related to services to be rendered subsequent to Closing and the associated change in share-based compensation expense for amounts in excess of expense recognized in the historical periods. Fair value of the replacement equity awards has been estimated based upon the trading price of Six Flags Common Stock as of July 1, 2024.

(DD)

Reflects estimated nonrecurring transaction-related expenses of $39.7 million incurred by Former Cedar Fair which are not reflected in the historical results of operations. These nonrecurring expenses do not affect the Unaudited Pro Forma Condensed Combined Statement of Operations beyond twelve months after Closing.

(EE)

Reflects the removal of the Former Cedar Fair partnership tax provision and the recording of corporate tax provision on the income of the partnership at an estimated statutory rate of 25.3%. The estimated blended statutory tax rate used for the unaudited pro forma condensed combined financial information will likely vary from the actual effective tax rates in periods as of and subsequent to the completion of the Transactions.

(FF)

Reflects estimated income tax impact effect related to the transaction accounting adjustments. Tax-related adjustments are based upon an estimated statutory tax rate of 25.3%. The estimated statutory tax rate used for the unaudited pro forma condensed combined financial information will likely vary from the actual effective tax rates in periods as of and subsequent to the completion of the Transactions.

(GG)

Reflects compensation cost related to employment arrangements which are newly entered into by Former Cedar Fair in conjunction with the Mergers, including a $2.1 million cash transaction bonus payable at the Closing Date, a further $0.3 million cash transaction bonus payable within nine months of the Closing Date, and $10.6 million in share-based compensation awards vesting over 18 months from December 2023 contingent on closing of the Mergers. Additionally, includes compensation cost related to $1.5 million in cash transaction bonuses to the Former Six Flags CEO at the Closing Date and $4.2 million in Restricted Stock Awards granted to the Former Six Flags CEO and certain other Former Six Flags employees in conjunction with the Mergers.

(HH)	Represents an increase to interest expense of $5.2 million and $0.9 million for the year ended December 31, 2023 and the six months ended June 30, 2024, which includes the following:

(in thousands)	For the Year Ended December 31, 2023	For the Six Months Ended June 30, 2024
Interest expense on amended revolving credit facility (i)	$22,709	$11,517
Amortization of deferred issuance costs on amended revolving credit facility	2,322	1,249
Amortization of the Consent Payment to Cedar Fair bond-holders	784	392
Recognition of structuring fee for terminated 364-day term loan facility	5,750	—
Amortization of fair value adjustment on acquired Former Six Flags debt	(2,590)	(1,295)
Elimination of historical interest expense and amortization of debt issuance costs on revolving credit facility of Former Six Flags	(11,519)	(4,807)
Elimination of historical interest expense and amortization of debt issuance costs on Former Six Flags 2025 Senior Notes	(12,305)	(6,121)

Pro forma adjustment	$5,151	$935

(i)

The amended revolving credit facility has variable interest rate; interest adjustments assume a rate of 7.40% and an increase or decrease of 1/8th percent in the interest rate would result in an increase or decrease in interest expense of $0.4 million and $0.2 million during the year ending December 31, 2023, and the six months ended June 30, 2024, respectively.

(II)

Reflects recognition of an additional $4.5 million and $2.5 million in operating expenses related to maintenance parts for the year ended December 31, 2023, and six months ended June 30, 2024, respectively, to conform to Former Cedar Fair’s accounting policies. Adjustment is partially offset by a reduction in lease expense of $2.0 million and $1.0 million for the year ended December 31, 2023, and six months ended June 30, 2024, respectively, due to remeasurement of acquired lease liabilities and ROU assets.

(JJ)

Reflects adjustment for elimination of net income (loss) attributable to Cedar Fair Management, Inc. (the “Cedar Fair General Partner”), an Ohio corporation and the general partner of Cedar Fair for the year ended December 31, 2023, and for the six months ended June 30, 2024, respectively as the Cedar Fair General Partner was automatically cancelled and ceased to exist in connection with the Mergers.

(KK)	Reflects portion of Consent Payments to Former Cedar Fair bond-holders attributed to extinguished bonds and third-party fees incurred in connection with modification of the Former Cedar Fair Bonds.

Note 6. Financing Adjustments

The adjustments relate to the amendment of Former Cedar Fair’s Revolving Credit Facility to refinance $88 million of borrowings outstanding as of the Closing Date of the Mergers and is shown in a separate column as “Financing Adjustments” within the unaudited pro forma condensed combined financial information.

(S)	Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet – The following table reflects the amendment of the Former Cedar Fair Revolving Credit Facility on July 1, 2024:

(in thousands)	Cash and cash equivalents	Long-term debt	Accrued Interest
Modification of Former Cedar Fair’s Revolving Credit Facility:
Proceeds from Amended Revolving Credit Facility	$88,305	$88,305	$—
Paydown of existing Cedar Fair Revolving Credit Facility	(88,000)	(88,000)	—
Payment of accrued interest on outstanding balance	(305)	—	(305)

Pro forma adjustment	$—	$305	$(305)

(LL)

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations – Represents adjustments related to interest expense for the year ended December 31, 2023 and June 30, 2024, as a result of the amendment of the Former Cedar Fair Revolving Credit Facility, which includes the following:

(in thousands)	For the Year Ended December 31, 2023	For the Six Months Ended June 30, 2024
Elimination of historical interest expense on existing Revolving Credit Facility of Cedar Fair	$(7,770)	$(4,831)
Interest expense on amounts refinanced under Amended Revolving Credit Facility	6,536	3,267

Pro forma adjustment	$(1,235)	$(1,564)

(MM)

Reflects estimated income tax impact effect related to the Financing. Tax-related adjustments are based upon an estimated statutory tax rate of 25.3%. The estimated statutory tax rate used for the unaudited pro forma condensed combined financial information will likely vary from the actual effective tax rates in periods as of and subsequent to the completion of the Financing.

Note 7. Earnings Per Share

The following table sets forth the computation of pro forma basic and diluted earnings per share for the year ended December 31, 2023, and for the six months ended June 30, 2024.

(in thousands)	For the Year Ended December 31, 2023	For the Six Months Ended June 30, 2024
Numerator:
Pro forma net income (loss)	$24,157	$(161,643)
Less: Pro forma net income attributable to non-controlling interests	47,501	24,499

Pro forma net loss attributable to common stockholders (basic and diluted)	$(23,344)	$(186,142)
Denominator:
Pro Forma weighted average common shares outstanding (basic and diluted)	100,367	100,738
Pro forma net loss per share attributable to Six Flags Common Stock:
Basic and Diluted	$(0.23)	$(1.85)